Exhibit 99.2
The pro-forma condensed consolidated balance sheet of Compass Diversified Trust (“CODI) as of September 30, 2006 reflects the financial position of CODI after giving effect to the disposition of Crosman Acquisition Corporation (”the Disposition”) and the use of proceeds to repay amounts borrowed under CODI’s revolving credit facility (the “Use of Disposition Proceeds”) and assumes the disposition of Crosman Acquisition Corporation (“Crosman”) took place on September 30, 2006.

The pro-forma condensed consolidated statement of operations for the period ended September 30, 2006 assumes the Disposition and Use of Disposition Proceeds took place on May 16, 2006 and is based on the operations of CODI for the nine months ended September 30, 2006.

The pro-forma condensed consolidated financial statements have been prepared by CODI based upon assumptions deemed appropriate by it. These statements are not necessarily indicative of the future financial position or results of operations, or actual results that would have occurred had the transaction been in effect as of the dates presented. The pro-forma condensed consolidated financial statements of CODI do not reflect the refinancing of CODI’s bank credit facilities on November 21, 2006. The unaudited pro-forma consolidated financial statements should be read in conjunction with the CODI’s financial statements and related notes as reported in its Quarterly report on form 10-Q filed November 9, 2006.

F-1	Pro-forma Consolidated Balance Sheet at September 30, 2006

F-2	Pro-forma Consolidated Statement of Operations for the nine-month ended September 30, 2006 (Includes Crosman’s results of operations beginning May 16, 2006 through September 30, 2006)

F-3	Explanatory notes to pro-forma condensed consolidated financial statements

UNAUDITED PRO FORMA FINANCIAL INFORMATION
COMPASS DIVERSIFIED TRUST
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	Historical	Subtract:			Pro Forma
	Sept. 30,	Crosman	Pro Forma		Sept. 30,
(in thousands)	2006	Segment	Adjustments		2006
ASSETS
Current assets
Cash and cash equivalents	$13,049	$183	$44,929	(a)	$57,795
Receivables, net of allowance	91,142	19,224	—		71,918
Inventories	22,162	18,372	—		3,790
Prepaid expenses and other current assets	10,140	3,396	—		6,744
Current assets of discontinued operations	542	—	—		542

Total current assets	137,035	41,175	44,929		140,789
Property and equipment, net	22,110	12,273	—		9,837
Goodwill	189,448	30,212	—		159,236
Intangibles, net	143,678	19,016	—		124,662
Deferred debt issuance costs, net	5,834	—	—		5,834
Other non-current assets	12,401	3,507	—		8,894
Assets of discontinued operations	466	—	—		466

Total assets	$510,972	$106,183	$44,929		$449,718

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable and accrued expenses	$65,074	$15,061	$(795	)(d)	$49,218
Distribution payable	5,368	—	—		5,368
Due to related party	531	—	4,238	(b)	4,769
Working capital facility	11,697	—	(9,500	)(c)	2,197
Current liabilities of discontinued operations	625	—	—		625

Total current liabilities	83,295	15,061	(6,057)		62,177

Supplemental put obligation	8,016	—	—		8,016
Long-term debt	60,000	—	(60,000	)(c)	—
Deferred income taxes	42,842	5,820	—		37,022
Other non-current liabilities	17,544	711	—		16,833

Total liabilities	211,697	21,592	(66,057)		124,048

Minority interests	25,956	6,507	—		19,449

Stockholders’ equity	273,319	78,084	110,986	(e)	306,221

Total liabilities and stockholders’ equity	$510,972	$106,183	$44,929		$449,718

F-1

UNAUDITED PRO FORMA FINANCIAL INFORMATION
COMPASS DIVERSIFIED TRUST
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED SEPTEMBER 30, 2006

	Historical				Pro Forma
	Sept. 30,	Subtract:	Pro Forma		Sept. 30,
(in thousands, except per unit data)	2006	Crosman	Adjustments		2006
Net sales:	$278,520	$39,253	$		$239,267
Cost of sales	209,752	27,559	—		182,193

Gross profit	68,768	11,694	—		57,074

Operating expenses:
Staffing expense	20,439	—	—		20,439
Selling, general and administrative expenses	23,911	4,706	—		19,205
Supplemental put expense	8,016	—	—		8,016
Fees to Manager	2,814	241	—		2,573
Research and development expense	1,553	—	—		1,553
Amortization expenses	4,156	185	—		3,971

Operating income	7,879	6,562	—		1,317

Other income (expense):
Interest income	447	29	—		418
Interest expense	(3,414)	(2)	3,383	(f)	(29)
Amortization of debt issuance costs	(479)	—	—		(479)
Other income (expense), net	594	195	(2,400	)(e)	(2001)

Income from continuing operations before income taxes and minority interests	5,027	6,784	983		(774)
Income tax expense	(5,163)	(1,759)	—		(3,404)
Minority interests	(1,896)	—	804	(g)	(1,092)

Gain (loss) from continuing operations	$(2,032)	$5,025	$1,787		$(5,270)

Basic and diluted loss from continuing operations per share	$(0.20)	$0.50	$0.18		$(0.52)

Basic weighted average number of shares outstanding – basic and fully diluted	10,031	10,031	10,031		10,031

F-2

Explanatory Notes:

(a)	As a result of the Disposition and Use of Disposition Proceeds, cash increases by $44.9 million. The components of the change is as follows:

(in thousands)
Net Change in Cash
Estimated proceeds from the sale of Crosman after minority interest	$117,624
Repayment of outstanding term loan	(50,000)
Repayment of outstanding delayed draw term loan	(10,000)
Repayment of revolving credit facility	(9,500)
Term loans prepayment penalty	(2,400)
Accrued interest	(795)

Net change in cash	$44,929

(b)	Represents accrual of CGM’s profit allocation from the sale of Crosman.

(c)	Represents the repayment of the outstanding term loans and revolving credit facility at CODI.

(d)	Represents the elimination of accrued interest on the term loans and revolving credit facility.

(e)	As a result of the Disposition and Use of Disposition Proceeds, stockholders’ equity increases by $29.3 million. The components of the change is as follows:

(in thousands)
Sale of Crosman
Estimated proceeds from the sale before allocation	$117,624
Net assets sold	(78,084)
CGM profit allocation	(4,238)

Pro-forma gain on sale of Crosman	35,302
Deduct:
Term loans prepayment penalty	(2,400)

Net change in Stockholders’ equity and minority interest	$32,902

(f)	Reflects the elimination of consolidated interest expense of $3.4 million due to the Use of Disposition Proceeds to retire debt, (see (c) above.

(g)	Represents the minority interest in Crosman’s income from operations during the period.

F-3